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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): AUGUST 13, 1998


                                  PLEXUS CORP.
             (Exact name of registrant as specified in its charter)


          WISCONSIN                      0-14824                 39-1344447
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


   55 JEWELERS PARK DRIVE, NEENAH, WI                             54957-0156
(Address of principal executive offices)                          (Zip Code)



              (Registrant's telephone number, including area code)

                                  920-722-3451


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ITEM 5    OTHER MATTERS

On August 13, 1998, the Board of Directors of Plexus Corp., a Wisconsin corporation, adopted a Shareholder Rights Plan. Under the Rights Plan, Plexus shareholders of record as of August 27, 1998, (the "Rights Plan") will be granted a dividend of one preferred stock purchase right for each outstanding share of Plexus common stock. Subject to the terms of the Rights Plan, each Right entitles the registered holder to purchase one one-hundredth of a share of Plexus' new series of preferred stock at an exercise price of $108.00. Until Rights become exercisable, outstanding Plexus stock certificates will represent both shares of Plexus common stock and Rights, (no separate certificate will be issued for the Rights at this time). Rights will trade with the shares of Plexus common stock until such time as they might become exercisable.









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                                  EXHIBIT INDEX

                                                                 Incorporated Herein       Filed
Exhibit No.           Description                                By Reference To           Herewith
-----------           -----------                                ---------------           --------

4.1            Shareholder Rights Agreement, dated as of August 13,
               1998, between Plexus Corp. and Firstar
               Trust Company, as Rights Agent (with Exhibits).                             X

4.2            Form of Rights Certificate (attached as
               Exhibit A to the Rights Agreement).                                         X

99.1           Form of Letter to Shareholders announcing
               adoption of the Rights Agreement (attached as
               Exhibit B to the Rights Agreement).                                         X

99.2           Press Release, dated August 14, 1998                                        X






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                                   Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        PLEXUS CORP.



                                        By:  /s/ Peter Strandwitz
                                           -------------------------------------
                                             Peter Strandwitz
                                             Chairman of the Board and Chief
                                             Executive Officer


Date: August 13, 1998.











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